                                                                                                          EXHIBIT 12


                                                               MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                                                MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                          (dollars in thousands)



                                   FOR THE YEAR ENDED                 FOR THE YEAR ENDED                 FOR THE YEAR ENDED
                                    DECEMBER 29, 2000                  DECEMBER 31, 1999                  DECEMBER 25, 1998
                           ---------------------------------    --------------------------------   ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED         PREFERRED        PREFERRED
                           CAPITAL TRUST I   FUNDING I, L.P.    CAPITAL TRUST I  FUNDING I, L.P.   CAPITAL TRUST I   FUNDING I, L.P.
                           ---------------   ---------------    ---------------  ---------------   ---------------   ---------------


Earnings                          $ 21,972          $ 25,781           $ 21,972         $ 25,745          $ 21,972          $ 25,782
                                  ========          ========           ========         ========          ========          ========


Fixed charges                     $      -          $      -           $      -         $      -          $      -          $      -

Preferred securities
 distribution requirements          21,313            21,972             21,313           21,972            21,313            21,972
                                  --------          --------           --------         --------          --------          --------

Total combined fixed charges
 and preferred securities
 distribution requirements        $ 21,313          $ 21,972           $ 21,313         $ 21,972          $ 21,313          $ 21,972
                                  ========          ========           ========         ========          ========          ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                         1.03              1.17               1.03             1.17              1.03              1.17


